CONSULTING AGREEMENT

between

Leatt Corporation

(the "Company")

and

Innovation Services Limited

(the "Consultant")

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PREAMBLE

WHEREAS

1.1. The Company is an innovator and producer of protective helmets, neck and knee braces and other protective sporting apparel, with its registered address in the United States of America being c/o Two Eleven Distribution LLC, 9555 N Virginia St, Suite 105, Reno, Nevada, 89506.

1.2. The Consultant is a Limited Company, incorporated in Jersey, with address: Beauport House, L'Avenue De La Commune, St. Peter, Jersey, JE3 7BY, Channel Islands.

1.3. The Consultant, under the directorship and oversight of Consultant's POC (as defined below), has the necessary skills and resources in order to provide various consulting services in favour of the Company arising from the research and development activities of the Consultant.

The Company desires to continue benefitting from the expertise of the Consultant's POC and other skilled personnel and research activities conducted by the employees and contractors of the Consultant for certain services related to the Business and described in more detail in Clause 3 of this Agreement (the "Services"), by retaining the Consultant to provide the Services as defined in Clause 3 hereof to the Company.

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations herein contained and intending to be legally binding the Parties hereby agree as follows:

2. DEFINITIONS

Unless such meaning is inconsistent with the context, the following terms shall throughout this Agreement have the meanings respectively ascribed to them, namely:

2.1. "Agreement"  shall mean this agreement and all the annexures and schedules thereto inclusive;

2.2. "Company"  shall mean Leatt Corporation, a Nevada corporation, with its registered offices in the United States of America located at c/o Two Eleven Distribution LLC, 9555 N Virginia St, Suite 105, Reno, Nevada 89506;

2.3. "Consultant" shall mean Innovation Services Limited, incorporated in Jersey, with address: Beauport House, L'Avenue De La Commune, St. Peter, Jersey, JE3 7BY, Channel Islands.

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2.4. "Consultant's POC" shall mean Dr Christopher Leatt, a South African national with South African identity number 680522 5046 081, the Company's founder and Research and Development consultant, and chairman of its Board of Directors.

2.5. "Dispute" shall mean any claim, dispute or difference of whatever nature arising under, out of or in connection with this Agreement (including any claim, dispute or difference regarding the existence, termination or validity of this Agreement);

2.6. "Dispute Notice" shall mean a written notice by one Party to the other Party declaring the existence of a Dispute;

2.7. "Effective Date" shall mean 1st November, 2021;

2.8. "Expenses" shall mean for the purposes of this Agreement, all direct and indirect costs of any type or nature whatsoever (including, without limitation, any fees and disbursements of an indemnitee's counsel, accountants and other experts and other out-of-pocket costs) actually and reasonably incurred by an indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding;

2.9. "Immediate Family Members" shall mean spouses, children, stepchildren and adopted children.

2.10. "Parties" shall mean both the Company and the Consultant.

2.11. "Party" shall mean either one of the Company or the Consultant as applicable;

2.12. "Proceeding" shall mean for the purposes of this Agreement, any threatened, pending or completed action or  proceeding,  whether  civil, criminal, administrative or investigative (including any action or investigation brought by relevant tax or banking authorities, or an action brought by or in the right of the Company) in which an indemnitee may be or may have been involved as a party or otherwise, by reason of an indemnifying party's breach of the terms and provisions of this Agreement and/or its breach of the representations and warranties thereunder; and

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2.13. "Services" shall mean the research and development services provided to the Company by the Consultant to assist the Company in achieving its objectives as set out at Clause 3 below.

3. SERVICES AND DURATION

3.1. The Company hereby appoints the Consultant as its exclusive provider of the Services, in accordance with the terms set forth herein.

3.2. The Consultant hereby duly accepts its appointment as the Company's exclusive provider of Services in accordance with the terms hereof.

3.3. Consultant will provide the Services in a timely and professional manner, and in accordance with all applicable laws, including without limitation, state and federal laws, ordinances, requirements, industry standards, guidelines and regulations (all of the foregoing collectively, "Regulations") in connection with the Services provided hereunder.

3.4. Consultant undertakes to ensure that at all times during the term of this Agreement, that Consultant's POC shall remain a director of the Consultant, as well as the beneficiary of a majority of its ownership interests, regardless of Consultant's legal structure, and shall remain ultimately responsible for delivery of the Services to the Company.

3.5. The Consultant further undertakes that all written advice given by the Consultant in the course of providing the Services to the Company are reviewed, confirmed, executed and delivered by Consultant's POC personally, and that Consultant's POC shall be the Company's primary point of contact with respect Consultant's delivery of the Services during the Term.

3.6. Consultant may not subcontract or assign the Services provided hereunder without the prior written consent of Company, and any approved subcontract or assignment thereof shall be subject to the terms and conditions of this Section. Consultant shall remain liable for all work performed by any subcontractor on behalf of Consultant hereunder and for such subcontractor's compliance with this Agreement. Consultant will be responsible for payment of its subcontractors and hereby indemnifies Company against any claims resulting from Consultant's failure to pay, including discharging (at Consultant's expense) any liens obtained by its subcontractors against Company or Company property.

3.7. Consultant understands and agrees that all of its employees and agents performing any of the Services ("Personnel") are Consultant's employees for all purposes, including federal, state and local taxes, workers compensation or any other similar taxes or insurance obligations, and that under no circumstances will Consultant or any of its agents, subcontractors, employees or any person performing the Services be deemed employees of the Company for any purpose.  Consultant will hire, fire, discipline, schedule, direct, assign, evaluate and completely supervise the Services performed by the Personnel.  Consultant is solely responsible for all applicable federal, state and local taxes, workers compensation and other taxes or insurance levied on payments to the Consultant by the Company.  Neither Consultant, nor its employees or staff, are eligible for any benefits granted by the Company to the Company's employees, including without limitation, pension and retirement plans; life, medical or disability insurance; or any fringe benefit of any kind, nor will the Company be liable to any of Contactor's Personnel for unemployment insurance.

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3.8. This Agreement shall commence as from the Effective Date (defined above) and shall continue for a period of five years following the anniversary date thereof (the "Term") unless terminated by either Party in accordance with Section 13 (Termination) below.  The Parties shall have the option to renew this Agreement in writing for successive twelve-month periods prior to the expiration of the then-current Term.

4. OBLIGATIONS OF THE CONSULTANT

4.1. The Consultant shall provide the following Services to the Company:

4.1.1. Consulting services with respect to innovation of new biomedical products or the further development of existing products owned, licensed, manufactured or otherwise dealt with by the Company;

4.1.2. Consulting services with respect to the marketing, sale and distribution of products in 4.1.1 above;

4.1.3. Management of all research and development activities of the Leatt Lab, including but not limited to consultation on product development and quality control functions;

4.1.4. Bringing to market innovative, revolutionary products that represent potential future growth areas for the Company;

4.1.5. Management of timelines and deliverables from the Leatt Lab in accordance with the Company's product development plan;

4.1.6. Management of all international product certifications relating to Leatt Lab Blue Sky products and new homologation in connection with organizations including but not limited to FlA, FlM and CIK

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4.1.7. Development and management of relationships with all relevant international sporting bodies relating to Leatt Lab products;

4.1.8. Management of all communication with outside academic and research institutes relating to Leatt Lab products;

4.1.9. Provide expert witnesses, including that of the Consultant's POC personally, in product liability cases;

4.1.10. Investigation and presentation of new research and development business opportunities for the Company to promote revenue growth;

4.2. The Consultant hereby further undertakes to provide any other services to the Company as the latter may from time to time require it to perform in order to assist and help the Company in attaining its objectives. Any such additional services and payments provided by the Consultant will be mutually agreed between the Parties and reduced to writing.

4.3. The Consultant shall provide, and shall ensure that its employees and agents provide, the Services to the Company using the degree of care, skill, diligence and competence expected from a professional in such a field, working in good faith and in the best commercial interests of the Company.

4.4. The Consultant agrees that it shall fulfill its obligations under this Agreement, and in particular, in respect of the Services it is to provide to the Company, in the manner agreed with the Company.

4.5. The Company shall assign jobs, projects or tasks to the Consultant through emails which will contain full instructions and necessary information for the completion of such jobs, tasks or projects. Those writings will be deemed to be appendices to the present Agreement.

4.6. The Consultant shall provide the Company with supporting documentation, including but not limited to updates, reports and invoices for each and every project for which the Consultant has provided Services to the Company, on a timely basis and as and when required by the Company.

4.7. The Consultant acknowledges that it will work with the Company on the basis of a monthly retainer.  Work will be assigned to it as and when the Company deems necessary and that this Agreement imposes no obligation on the Company, and does not commit the Company, to provide continuous additional projects to the Services over and above the retainer services and fee.

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4.8. In the event that the performance by the Consultant of any of the agreed Services under this Agreement is considered to be unsatisfactory by the Company, the Services shall, upon written Notice from the Company of such unsatisfactory performance, and at the own expenses of the Consultant, take all such necessary remedial actions and measures to render the Services satisfactory.

4.9. The Consultant shall be responsible for the payment of all taxes and duties which may be applicable to the Consultant by reason of the performance of its obligations under this Agreement.

4.10. The Consultant agrees that it shall not perform services similar to the Services provided hereunder for any current or future, direct or indirect competitor of the Company or any similar business. If the Consultant is uncertain if any services that it provides to third parties may or may not be competitive to the Business, it shall be obliged to obtain the prior written consent of the Company, and the Company shall make such assessment at its sole discretion., which consent shall not be unreasonably withheld. Furthermore, the Consultant agrees that it shall not solicit, and it shall expressly prohibit the Consultant's POC and any of its officers, directors and employees from soliciting, any current or future employees of the Company for employment with the Consultant or any other entity with which the Consultant's POC is currently or may become affiliated.

4.11. For the avoidance of doubt, the Consultant understands and agrees that any and all Intellectual Property generated in connection with the Services provided hereunder shall be the sole property of the Company. The Consultant, and any of its employees, directors, agents and partners as the case may be, shall cause the execution and delivery of any and all documents necessary to immediately transfer and/or assign the ownership of any such generated Intellectual Property to the Company.

4.12. The Consultant undertakes to conduct its business affairs as if it (including its employees, directors and contractors) were bound by the law of fiduciaries applicable in the State of Nevada, USA as is applicable to the Company's directors, and accordingly shall be obliged to apply the same duty of loyalty with respect to the Company's corporate opportunities, as if the Consultant were bound by the rules and regulations of the Company's executive officers and directors, and accordingly shall ensure that any possible corporate opportunities that a reasonable person would consider may be in the interests or for the benefit of the Company shall immediately be disclosed in full to the Company and made available to the Company. The Company shall have the right to further explore and take advantage of such corporate opportunities so disclosed by the Consultant at its own time and matter, and no failure or delay by the Company in acting on such opportunities may be deemed a waiver of its rights hereunder.

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5. OBLIGATIONS OF THE COMPANY

5.1. The Company shall communicate to the Consultant all necessary information for the due performance of the Services under this Agreement.

6. FEES AND PAYMENT TERMS

6.1. For and in consideration of the Services to be provided under Clause 4 of this Agreement, excluding any additional services that the Consultant may from time to time be required to perform by the Company, the Consultant shall be paid a fee of US$ 42,233.00 (forty-two thousand two hundred and thirty-three United States Dollars) per month.

6.2. Consultant shall notify Company in writing of any increase in the Fee within sixty (60) days of such increase, and any such increase shall not be greater than the lesser of: (a) two and one-half percent (2.5%) of the prior year's annualized fee; or (b) a percentage equal to then-applicable annual percentage increase in the CPI PLUS 0.5%.  CPI shall mean the Consumer Price Index for all urban consumers all cities average, for all items (1982-1984=100) published by the bureau of labor statistics, United States Department of Labor.

6.3. Payment to the Consultant hereunder will commence on the Effective Date and will continue through the term of this Agreement.

7. CONFIDENTIALITY

7.1. The Consultant acknowledges that during the performance of the Services under this Agreement, the Consultant will have access to, and become acquainted with, documents, materials and information about the Company's business, assets, financial condition, results of operations, and any intellectual property owned or licensed by the Company and/or used by the Company in connection with the operation of its respective businesses, regardless of whether it is marked or designated as "confidential" by the Company, including but not limited to any concepts, plans, or designs, trade secrets, business and product processes, methods, know-how, customer lists, accounts and procedures, intended uses, technology, and/or prospects, inventions, discoveries, innovations, records and specifications, and will conceive discoveries, developments and innovations during the performance of the Services under this Agreement, including the creation, enhancement and enhancement of additional intellectual property arising from the Services provided by the Consultant (collectively the "Confidential Information").

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7.2. The Consultant agrees to safeguard and maintain the Company's Confidential Information as strictly confidential and shall use it solely for the purpose of fulfilling its obligations under this Agreement. Consultant will limit access to the Confidential Information only to its employees with a need to know the Confidential Information and will instruct its employees to keep the information confidential. Without the Company's prior written consent, Consultant shall not disclose any Confidential Information to any third party.

7.3. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Consultant or otherwise coming into the possession of the Consultant, shall remain the exclusive property of the Company, as applicable (the "Materials").

7.4. Any and all Intellectual Property generated in connection with the Services provided hereunder shall be the sole property of the Company in accordance with clause 4.11 above. The Consultant shall not retain the Intellectual Property or the Materials of the Company without the prior written permission of the Company.

7.5. This restriction shall continue to apply after the expiration or termination of this Agreement without limit in point of time but shall cease to apply to secrets or information which comes into the public domain through no fault of the Consultant.

8. INDEMNITY

8.1. The Consultant agrees to indemnify and hold harmless the Company and each of its officers and directors, against loss or damage to the Company or any third party, arising out of the Consultant's breach of any representation or warranty under this Agreement. Specifically, the Consultant shall indemnify the Company against Expenses, judgments, fines, penalties or amounts paid in settlement, actually and reasonably incurred by the Company in connection with a Proceeding if the Company acted in good faith and in a manner the Company reasonably believed to be in the best interests of the Company and its Stockholders.

8.2. The Company shall indemnify the Consultant against any loss or damage to any third party arising out of the commission of the Company's breach of the terms of this Agreement.  For the avoidance of doubt, any breach of this Agreement shall not be deemed to be a breach of the Company by virtue of the Consultant's POC position as a director of the Company.

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8.3. Expenses incurred by an indemnified party hereunder, in defending and investigating any Proceeding shall be paid by the indemnifying party in advance of the final disposition of such Proceeding within 30 days after receiving from the indemnified party the copies of invoices presented to it for such Expenses.

9. CONSULTANT REPRESENTATIONS AND WARRANTIES

The Consultant represents and warrants to the Company that:

9.1. The Consultant is an independent service provider and that nothing in this Agreement shall render the Consultant, or any of its employees or directors and sub-contractors, to be an employee, agent or partner of the Company, and the Consultant will not hold itself out as such;

9.2. The Consultant has been duly and validly incorporated and has the proper approvals, authorizations and license to provide the Services under the laws of Jersey;

9.3. The execution, delivery and performance of this Agreement do not and will not infringe the provisions of any agreement and law, regulation or similar enactment to which the Consultant is subject, including but not limited to the laws of Jersey;

9.4. During the due diligence review period, the Consultant has provided complete and accurate information on itself, its officers and directors and its ultimate owners and/or beneficiaries, and that it shall inform the Company forthwith of any change in the information provided.

10. GOVERNING LAW

10.1. Subject to the dispute resolution provisions of clause 11 below, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law principles or conflict of laws provisions thereof.  The parties hereby irrevocably consent and submit to the jurisdiction of the state and federal courts located in the State of Nevada for all purposes, including the enforcement of a judgement of an arbitration award resulting from any arbitration pursuant hereto.

10.2. Each of the parties hereby waives, and agrees not to assert against each other, or any successor assignee thereof, by way of a motion, as a defense, or otherwise, in any such suit, action or proceeding, (1) any claim that it is not personally subject to the jurisdiction of the above-named courts or to an arbitration proceeding hereunder, and (ii) to the extent permitted by applicable law, any claim that such arbitration proceeding or proceedings relating to the enforcement of an arbitration award is in an inconvenient forum or that the venue of any such proceeding is improper, or that judgement upon an arbitration award may not be entered in any such courts.

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10.3. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11. DISPUTE RESOLUTION

11.1. The Parties will endeavor to settle any dispute, claim or controversy arising out of or relating to this Agreement, or the breach, termination, enforcement, interpretation, or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate.  They will consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both Parties.

11.2. If negotiation is unsuccessful, the Parties may resolve the dispute by mediation. If mediation is unsuccessful or not utilized, then the Parties shall resolve the dispute, by submission to JAMS (formerly known as Judicial Arbitration and Mediation Services, Inc.) for final and binding arbitration pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules.  The arbitration will be conducted in Las Vegas, Nevada, before a panel of one arbitrator chosen by both Parties (the "Arbitrator").  The Parties agree that experience in the design, manufacturing, and distribution of consumer athletic or protective gear and in arbitrating disputes between research and development contractors and customers shall be relevant factors in selecting an arbitrator.  The Arbitrator may, at its discretion, provide for discovery by the Parties, not to exceed sixty (60) days from the date of filing of the notice of arbitration. Except as provided in this Agreement, the schedule and rules for the arbitration hearing will be set by the Arbitrator. The Parties will equally split costs and expenses of arbitration, including arbitrators' fees but not attorneys' fees. The award of the Arbitrator shall be accompanied by a written opinion setting forth the rationale for the decision. The Arbitrator may not award punitive or exemplary damages. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16. Judgment upon the Arbitrator's award may be entered by any court of competent jurisdiction.

11.3. Notwithstanding the foregoing, the Parties understand and agree that any dispute relating to the title, use, validity, or other similar claims related to intellectual property, including copyright, trademark, patent or trade secrets, shall not be subject to the provisions in this clause related to arbitration.

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11.4. The Parties to the arbitration undertake to keep the arbitration, including the subject matter of the arbitration and the evidence heard during the arbitration, confidential and not to disclose it to anyone except for the purposes of an order to be made hereunder, or in connection with the Company's disclosure obligations as a U.S. public reporting company.

11.5. Nothing in this clause shall limit the right of a Party to seek or obtain provisional or preliminary relief from a court of competent jurisdiction to (a) compel arbitration in accordance with this Agreement, (b) obtain orders to require witnesses to obey subpoenas issued by the arbitrators, (c) seek temporary injunctive relief related to the breach of the other Party's confidentiality obligations under this Agreement or (d) secure enforcement of any arbitration award rendered pursuant to this clause 11.

12. NOTICES

12.1. Any notices to be given to the Parties in terms of this Agreement shall be in writing and delivered by hand during ordinary business hours or sent by email during normal business hours to the addresses mentioned hereunder, which respective addresses the parties choose as their domicile addresses for the delivery or service of all notices, communications or legal processes arising out of this Agreement:

Company:

Leatt Corporation

c/o Two Eleven Distribution LLC

9555 N Virginia St, Suite 105, Reno,

Nevada, 89506

United States of America

Email: lara@leatt.com

Consultant:

Innovation Services Limited

Beauport House, L'Avenue De La Commune, St. Peter

Jersey, JE3 7BY, Channel Islands

Emails: cosec@fw.je

or such other address as either party may choose by written notice to the other from time to time.

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12.2. Every notice shall be deemed to have been properly given :

12.2.1. if delivered by hand, on the date of delivery;

12.2.2. if sent to a party at its email address, (in the absence of proof to the contrary) on the date of transmission where it is transmitted during normal business hours of the receiving instrument, and on the next business day where it is transmitted outside those business hours, in either event provided that it has been confirmed by registered letter posted no later than the business day immediately following the date of transmission.

13. TERMINATION

13.1. Every party shall have the right to terminate this Agreement upon 6 months' prior written notice served on the other party.

13.2. The Agreement shall terminate immediately without notice upon material breach of this Agreement by any of the Parties. For the avoidance of doubt, the Agreement shall be terminated immediately without notice if Consultant is at any time in breach of its undertakings stipulated in 3.4 or 3.5 above, including any delegation to a third party of the Consultant's POC's responsibility described therein.

13.3. The Agreement shall be terminated immediately without notice if the combined beneficial ownership interest of Consultant's POC and his Immediate Family Members in the Consultant decreases.

13.4. Termination of this Agreement for whatsoever reason shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of the termination thereof and, in particular but without limitation, the right to recover damages against the other.

13.5. The invalidity or nullity of any one of the provisions of this Agreement shall not result in any of the other provisions of this Agreement being invalidated or rendered void.

13.6. The obligations of confidentiality by the Parties and fees and commissions accrued prior to termination by the Parties under this Agreement shall survive the expiry or the termination of this Agreement, except in connection with the Company's disclosure obligations as a U.S. public reporting company.

13.7. Upon completion of the Services to be provided under this Agreement, or upon termination of this Agreement, the Consultant shall deliver to the Company, as applicable, all papers and other materials belonging to the Company and any materials produced during the course of delivery of the Services;

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13.8. All Intellectual Property developed or received during the term of this Agreement shall be transferred and remitted to the Company as provided at Clause 4.11 of this Agreement.

14. INDEPENDENT CONTRACTORS

14.1. Consultant is furnishing its Services hereunder as an independent contractor, and nothing herein creates any association, partnership or joint venture between the Parties hereto or any employer employee relationship.

14.2. The Parties undertake to do all things and to sign all documentation, as may be necessary from time to time, so as to give effect to the provisions of this Agreement.

15. LIMITS ON LIABILITY

15.1. Except for the indemnification obligations provided in clauses 8 (Indemnification) above, Consultant's breach of its confidentiality obligations under clauses 7 (Confidentiality) above, and for liability arising from a Party's fraud or intentional misconduct, in no event will either Party be liable against the other Party for any damages resulting from lost profits, loss of anticipated savings, consequential loss or damage, nor for any damages that are an indirect or secondary consequence of any act or omission of such Party, whether such damages were reasonably foreseeable or actually foreseen.

15.2. Except for the indemnification obligations provided in clauses 8 (Indemnification) above, Consultant's breach of its confidentiality obligations under clauses 7 (Confidentiality) above, and for liability arising from a Party's fraud or intentional misconduct, the maximum liability of a Party to the other Party under this Agreement or otherwise for any cause whatsoever (whether in the form of the additional cost of remedial services or otherwise) will be for direct costs and damages only and will be limited to the equivalent of the sum of the last twelve (12) months' Services Fees invoiced by the Consultant under this Agreement at the date of such claim.

16. GENERAL

16.1. This Agreement, together with the separate written agreements referenced herein, constitutes the entire agreement between the Parties in respect of the subject matter thereof, and no representation by either of the Parties, whether made prior or subsequent to the signing of this Agreement, shall be binding on either of the Parties unless in writing and signed by both the Parties hereto.

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16.2. No variation, alteration or consensual cancellation of this Agreement or any of the terms thereof, shall be of any force or effect, unless in writing and signed by the Parties hereto.

16.3. No waiver or abandonment by either party of any of its rights in terms of this Agreement shall be binding on that party, unless such waiver or abandonment is in writing and signed by the waiving party.

16.4. No indulgence, extension of time, relaxation or latitude which any party ("the Grantor") may show, grant or allow to another ("the Grantee") shall constitute a waiver by the Grantor of any of the Grantor's rights and the Grantor shall not thereby be prejudiced or estopped from exercising any of its rights against any Grantee which may have arisen in the past or which might arise in the future.

16.5. Unless the context indicates otherwise the rights and obligations of any party arising from this Agreement shall devolve upon and bind its successors-in-title.

16.6. Prior drafts of this Agreement shall not be admissible in any proceedings as evidence of any matter relating to any negotiations preceding the signature of this Agreement.

16.7. Except with respect to the Company's disclosure obligations as a U.S. public reporting company, and its disclosures to its advisors and other agents, the Parties agree to keep the terms of their relationship and the terms and conditions contained in this Agreement confidential and not to disclose any such matters to any other person without the prior written consent of the other of them.

16.8. In the event that any of the provisions of this Agreement are found to be invalid, unlawful, or unenforceable such terms shall be severable from the remaining terms, which shall continue to be valid and enforceable.

16.9. This Agreement may be executed by facsimile or email and in multiple counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement.

16.10. In this Agreement unless the context otherwise requires: the singular shall import and include the plural and vice versa; words indicating one gender shall import and include other genders; words indicating natural persons shall import and include artificial persons; and the headnotes to this Agreement are used for the sake of convenience only and shall not govern the interpretation of the clause to which they relate.

[SIGNATURE PAGE FOLLOWS]

Each of the undersigned individuals represents and warrants that he or she is expressly and duly authorized by his or her respective entity to execute this Agreement and to legally bind each such entity to the terms as set forth in this Agreement.

LEATT CORPORATION /s/ Sean Macdonald Name: Sean Macdonald Title: Chief Executive Officer Date: November 8, 2021	INNOVATION SERVICES LIMITED By: Forward Directors Limited
/s/ Simon Voisin Name: Simon Voisin Title: Director Date: November 8, 2021
/s/ Alun Griffiths Name: Alun Griffiths Title: Director Date: November 8, 2021

AMENDMENT NO. 1

CONSULTING AGREEMENT

This AMENDMENT NO. 1 TO CONSULTING AGREEMENT, effective as of July 1, 2023 (this "First Amendment"), is by and between Leatt Corporation, a Nevada corporation (the "Company") and Innovation Services Limited (the "Consultant"). Each of the parties hereto are referred to as a "Party" and collectively as the "Parties." Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Original Agreement (as defined below).

BACKGROUND

The Parties entered into a Consulting Agreement, effective as of November 1, 2021, pursuant to which, as amended, the Consultant agreed to provide certain consulting services to the Company as set forth therein (the "Original Agreement").  The Parties now desire to enter into this First Amendment to the Original Agreement as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to Section 6 (Fees and Payment Terms):  Paragraph 6.1 of Section 6 of the Original Agreement is deleted in its entirety and in lieu thereof the following provision is inserted:

6. FEES AND PAYMENT TERMS

6.1 For and in consideration of the Services to be provided under Clause 4 of this Agreement, excluding any additional services that the Consultant may from time to time be required to perform by the Company, the Consultant shall be paid a Fee of US$ 45,463 (Forty-five thousand four hundred and sixty-three United States Dollars) per month from July 1, 2023, onwards.

6.2 This Consultant Fee shall increase annually effective from July 1, 2024, onwards, subject to written notice from the Consultant, and any such increase shall not be greater than the lesser of: (a) five percent (5%) of the prior year's annualized fee; or (b) a percentage equal to then-applicable annual percentage increase in the CPI PLUS 0.5%.  CPI shall mean the Consumer Price Index for all urban consumers all cities average, for all items (1982-1984=100) published by the bureau of labor statistics, United States Department of Labor.

6.3 Payment to the Consultant hereunder will commence on the Effective Date and will continue through the term of this Agreement.

3. Agreement. In all other respects, the Original Agreement shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Remainder of Page Left Blank Intentionally; Signature Page Follow]

Each of the undersigned individuals represents and warrants that he or she is expressly and duly authorized by his or her respective entity to execute this Agreement and to legally bind each such entity to the terms as set forth in this Agreement.

LEATT CORPORATION /s/ Sean Macdonald Name: Sean Macdonald Title: Chief Executive Officer Date:	INNOVATION SERVICES LIMITED By: Forward Directors Limited
/s/ Simon Voisin Name: Simon Voisin Title: Director Date: July 1, 2023
/s/ Alun Griffiths Name: Alun Griffiths Title: Director Date: July 1, 2023